Exhibit 23.1

Consent of Independent Auditor

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of Medalist Diversified REIT, Inc. on Form S-8 (Nos. 333-228674 and 333-238483) and Form S-3 (No. 333-257238) of our report dated October 19, 2021, with respect to the statements of revenues and certain operating expenses of Greenbrier Business Center for the years ended December 31, 2020 and 2019, which appears in Form 8-K/A of Medalist Diversified REIT, Inc., dated October 19, 2021.

/s/ Cherry Bekaert LLP

Richmond, Virginia

October 19, 2021